UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2004

Commission File
Number: 1-8944

CLEVELAND-CLIFFS INC

(Exact Name of Registrant as Specified in Its Charter)

OHIO	34-1464672

(State or other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114-2589

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9.      Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on February 27, 2004 as follows:

CLIFFS COMMENTS ON PELLET PRICE

     CLEVELAND, OH — February 27, 2004 — Cleveland-Cliffs Inc (NYSE:CLF) today commented on the recent iron ore price settlement by the Eastern Canadian producers. Per published reports, the 2004 price for Eastern Canadian blast furnace pellets has increased 21.2 percent, slightly above the 19.0 percent and the 20.1 percent increases previously announced by Companhia Vale do Rio Doce (CVRD). As stated in Cliffs’ February 10 release, the effect of this adjustment factor on Cliffs’ price per ton for 2004 will be an average increase of approximately five percent from 2003.

     In addition to the five percent increase generated by the change in the pellet prices, Cliffs’ 2004 iron ore price will also be affected by certain steel customers’ average hot rolled coil price realization for 2004. The actual average hot rolled coil realizations include both term agreement and spot sales. Based on projected pellet sales of 22 million tons, Cliffs estimates that its 2004 revenues would increase by approximately $.22 per ton of pellets sold, or roughly $5 million, for every $10 per ton increment that the customers’ actual average annual realization for basic hot rolled coil exceeds $300.

     Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

* * * * * * * * * * *

     The statements above regarding the impact of an increase in the world price of blast furnace pellets and steel prices are forward-looking statements. Actual results may differ materially from those reflected in these forward-looking statements for a number of reasons, including: price adjustment provisions in our term supply agreements that may limit our ability to match international ore contract prices; the expectations for pellet sales and mine operations may differ significantly from actual results because of changes in demand for iron ore pellets by North American integrated steel producers due to changes in steel utilization rates, operational factors, electric furnace production or imports of semi-finished or pig iron; changes in the financial condition of the Company’s partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; problems with productivity, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, and employee benefit costs; and the effect of these various risks on the Company’s liquidity and financial position.

     Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company’s most recent Annual Report and Reports on Form 10-K, 10-Q, 8-K, and previous news releases filed with the Securities and Exchange Commission, which are available publicly on Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By:	/s/ Donald J. Gallagher

Name: Donald J. Gallagher Title: Senior Vice President, Chief Financial Officer and Treasurer

Dated:     March 1, 2004